Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Reports First Quarter 2018 Financial Results and Declares a Dividend of $0.27 Per Share

BOSTON – May 2, 2018 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a direct lender to lower middle market companies, today announced financial results for its first fiscal quarter ended March 31, 2018. Additionally, THL Credit announced that its Board of Directors has declared a second fiscal quarter 2018 dividend of $0.27 per share payable on June 29, 2018, to stockholders of record as of June 15, 2018.

“We are focused on our stated strategy to invest in first lien loans of sponsor-backed companies and increase diversity across the portfolio, to monetize non-income producing equity securities, and to grow the Logan joint venture,” said Chris Flynn, CEO of THL Credit. “We have continued to support our dividend over the course of this on-going transition and benefit from the strong support of our Advisor.”

HIGHLIGHTS

($ in millions, except per share amounts)	As of March 31, 2018
Portfolio results
Total assets	$624.4
Investment portfolio, at fair value	$599.9
Net assets	$341.1
Net asset value per share	$10.44
Weighted average yield on investments	11.0%

	Quarter ended March 31, 2018	Quarter ended March 31, 2017
Portfolio activity
Total portfolio investments made, at par	$11.8	$39.3
Total portfolio investments made, at cost	$11.8	$38.7
Number of new portfolio investments	—	2
Number of portfolio investments at end of period	45	47
Operating results
Total investment income	$16.7	$19.8
Net investment income	$8.8	$9.7
Net increase in net assets from operations	$6.3	$5.3
Net investment income per share	$0.27	$0.29
Dividends declared per share	$0.27	$0.27

PORTFOLIO AND INVESTMENT ACTIVITY

In the first quarter, THL Credit closed on $11.8 million in follow-on, delayed draw and revolver investments.

Notable investments for the first quarter included:

•	$6.4 million equity contribution to THL Credit Logan JV, LLC (“Logan JV”); and

•	$3.6 million DIP delayed draw term loan in Charming Charlie, LLC.

Notable realizations for the quarter included:

•	Repayment of a first lien senior secured term loan and revolver in Togetherwork Holdings, LLC, which resulted in proceeds of $5.7 million, including a prepayment premium of $0.1 million; and

•	Sale of a first lien senior secured term loan, subordinated term loan, preferred equity and common equity in Aerogroup International, Inc.; with proceeds received of $2.5 million and $8.0 million recorded as an escrow receivable.

These transactions, coupled with changes in net unrealized depreciation on the portfolio during the quarter, bring the total fair value of THL Credit’s investment portfolio to $599.9 million across 45 portfolio investments at the end of the first quarter. As of March 31, 2018, THL Credit’s investment portfolio at fair value was allocated 65 percent in first lien senior secured debt, which includes unitranche investments, 12 percent in the Logan JV, 6 percent in second lien debt, 3 percent in subordinated debt, 3 percent in other income-producing securities and 11 percent in equity securities and warrants. The weighted average yield on investments made in the first quarter of 2018 was 11.3 percent. As of March 31, 2018, the weighted average yield of the debt and income-producing securities, including the Logan JV and reflecting the impact of investments on non-accrual, in the investment portfolio at their current cost basis was 11.0 percent. As of March 31, 2018, THL Credit had loans on non-accrual status with an aggregate amortized cost of $41.4 million and fair value of $5.7 million, or 6.7 percent and 1.0 percent of the portfolio’s amortized cost and fair value, respectively. As of March 31, 2018, 93 percent of its debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as London Interbank offer rate, or LIBOR, or Canadian Dollar offer rate, or CDOR, and 7 percent of its debt investments bore interest at fixed rates.

This compares to the portfolio as of Dec. 31, 2017, which had a fair value of $608.7 million across 47 portfolio investments allocated 67 percent in first lien senior secured debt, which includes unitranche investments, 11 percent in the Logan JV, 5 percent in second lien debt, 3 percent in subordinated debt, 2 percent in other income-producing securities and 12 percent in equity securities and warrants. The weighted average yield of the debt and other income-producing securities in the investment portfolio, including the Logan JV, at their cost basis was 10.7 percent. As of Dec. 31, 2017, THL Credit had loans on non-accrual status with an aggregate amortized cost of $56.3 million and fair value of $21.0 million, or 8.8 percent and 3.4 percent of the portfolio’s amortized cost and fair value, respectively. As of Dec. 31, 2017, 93 percent of its debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as LIBOR, and 7 percent of its debt investments bore interest at fixed rates.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended March 31, 2018 and 2017 was $16.7 million and $19.8 million, respectively, and consisted of $12.6 million and $14.5 million of interest income on debt securities (which included PIK interest of $0.2 million and $0.8 million and prepayment premiums of $0.1 million and $0.1 million, respectively), $2.6 million and $3.1 million of dividend income, $1.0 million and $1.3 million of interest income on other income-producing securities, and $0.5 million and $0.9 million of other income, including fees from THL Credit’s managed vehicles, respectively.

The decrease in investment income compared to the prior period was primarily due to a contraction in the overall investment portfolio since March 31, 2017, which led to lower interest income, and lower dividend income from certain equity investments.

Expenses

Expenses for the three months ended March 31, 2018 and 2017 were $7.9 million and $10.1 million, respectively. For the three months ended March 31, 2018 and 2017, base management fees were $2.3 million and $2.6 million, incentive fees were $0.0 million and $1.3 million, administrator and other expenses were $1.6 million and $1.7 million and fees and expenses related to THL Credit’s borrowings were $3.9 million and $4.3 million, respectively. In addition, for the three months ended March 31, 2018 and 2017, THL Credit recorded an income tax provision related to its consolidated blocker corporations, excise and other taxes of $0.1 million and $0.2 million, respectively.

The decrease in operating expenses was due to lower incentive fees as a result of portfolio performance, lower borrowing expenses due to a decrease in average borrowings outstanding and lower base management fees as a result of portfolio contraction.

Net investment income

Net investment income totaled $8.8 million and $9.7 million for the three months ended March 31, 2018 and 2017, or $0.27 and $0.29 per share based upon 32,673,590 and 32,925,369 weighted average common shares outstanding, respectively.

Net investment income was lower due to a decrease in interest income from debt and income-producing securities as a result of contraction of the overall investment portfolio.

Net realized gains and losses on investments, net of income tax provision

For the three months ended March 31, 2018, THL Credit recognized a net realized loss on portfolio investments of $13.1 million, primarily related to a realized loss from the exit of its investments in Aerogroup International Inc. and losses from the initial restructuring of its Charming Charlie LLC investment as part of bankruptcy proceedings. These losses were offset by a reversal of prior period unrealized depreciation totaling $10.6 million. For the three months ended March 31, 2017, THL Credit recognized a realized loss of $1.5 million on the sale of its two remaining CLO investments in Flagship VII, Ltd. and Flagship VIII, Ltd., which was offset by a reversal of prior period unrealized depreciation totaling the same amount. THL Credit also recognized a $0.6 million gain from an investment in Gryphon Partners 3.5, L.P.

Net change in unrealized appreciation (depreciation) on investments

For the three months ended March 31, 2018 and 2017, THL Credit’s investment portfolio had a net change in unrealized appreciation (depreciation) of $10.0 million and ($3.7) million, respectively.

The net change in unrealized appreciation on investments was driven primarily by the reversal of prior period net unrealized depreciation related to certain restructured and exited investments and the financial performance of certain portfolio companies.

Benefit for taxes on unrealized gain on investments

For the three months ended March 31, 2018 and 2017, THL Credit recognized an income tax (provision) benefit for taxes on unrealized gains of ($0.0) million and $0.2 million related to consolidated subsidiaries, respectively.

The change in provision for tax on unrealized gains on investments relates primarily to changes to the unrealized appreciation (depreciation) of the investments held in these taxable consolidated subsidiaries, other temporary differences and change in prior year estimates received from certain portfolio companies.

Change in net assets resulting from operations

Change in net assets resulting from operations totaled $6.3 million and $5.3 million, or $0.19 and $0.16 per share based upon 32,673,590 and 32,925,369 weighted average common shares outstanding, for the three months ended March 31, 2018 and 2017, respectively.

The increase in net assets resulting from operations for the respective periods is due primarily to net realized and unrealized gains and losses in the portfolio.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2018, THL Credit had cash of $3.3 million. THL Credit’s liquidity and capital resources are derived from its credit facility, equity and debt raises and cash flows from operations, including investment sales and repayments, and income earned. THL Credit’s primary use of funds includes making investments in portfolio companies, payment of dividends to stockholders and funding operating expenses. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from the turnover within the portfolio and from future public and private offerings of securities to finance its investment objectives.

As of March 31, 2018, THL Credit had $278.8 million in outstanding borrowings, which was comprised of $168.8 million outstanding on the revolving credit facility and $110.0 million of notes payable outstanding. As of March 31, 2018, borrowings outstanding had a weighted average interest rate of 5.29 percent. For the three months ended March 31, 2018, THL Credit borrowed $13.5 million and repaid $11.4 million under the revolving credit facility.

For the three months ended March 31, 2018, THL Credit operating activities provided cash of $6.4 million primarily in connection with the purchase and sales of investments. Its financing activities provided $2.1 million of net borrowings on its credit facility and used $8.8 million for distributions to stockholders.

For the three months ended March 31, 2017, THL Credit’s operating activities used cash of $19.8 million primarily from the purchase of investments, its financing activities provided $24.9 million in net borrowings on its credit facility and used $8.9 million for distributions to stockholders.

STOCK REPURCHASE PROGRAM

THL Credit has provided its stockholders with notice of its ability to repurchase shares of its common stock in accordance with 1940 Act requirements. On March 7, 2017, THL Credit’s Board of Directors authorized a $20.0 million stock repurchase program, which was extended on March 2, 2018. Unless extended by THL Credit’s Board of Directors, the stock repurchase program will expire on March 2, 2019. The timing and amount of any stock repurchases will depend on the terms and conditions of the repurchase program and no assurances can be given that any particular amount will be purchased. THL Credit will immediately retire all such shares of common stock that it purchases.

For the three months ended March 31, 2018 and 2017, there were no stock repurchases.

RECENT DEVELOPMENTS

From April 1, 2018 through May 2, 2018, THL Credit made follow-on investments of $8.5 million at a combined weighted average yield based upon cost at the time of the investment of 7.7%.

On April 24, 2018, Charming Charlie LLC emerged from Chapter 11 bankruptcy proceedings whereby THL Credit converted its DIP facilities, Pre-petition Term Loan and DIP Roll-up Term Loan into two new exit first lien term loans and a non-controlling common equity interest (THL Credit and other funds managed by the Advisor collectively have a controlling equity interest in Charming Charlie, LLC). On the same date, THL Credit funded $0.9 million of the remaining unfunded commitments under its DIP facilities and used an additional $2.2 million to purchase another lender’s existing DIP revolving credit facility, all of which converted to the exit first lien term loans. As a result of these transactions, THL Credit’s debt investment in Charming Charlie LLC is comprised of $24.6 million in the exit first lien term loans. In addition, THL Credit provided $8.9 million of commitments under a vendor financing facility.

On May 1, 2018, THL Credit received proceeds of $26.6 million from the repayment of its subordinated debt and realization of its preferred equity interest in A10 Capital, LLC, which included prepayment premiums of $0.3 million.

On May 1, 2018, THL Credit’s board of directors declared a dividend of $0.27 per share payable on June 29, 2018 to stockholders of record at the close of business on June 15, 2018.

OTHER INFORMATION

On March 14, 2018, THL Credit’s external investment advisor, THL Credit Advisors, LLC, or the Advisor, informed the Company that it had adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to purchase up to $10.0 million of the Company’s common stock.

Our Advisor has informed us that from March 14, 2018 to May 1, 2018, the Advisor had purchased 0.6 million shares at an average purchase price of approximately $7.88 per share, inclusive of commissions. The total dollar amount of shares purchased during this period was $4.9 million.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results and its business outlook on May 3, 2018, at 10:30 a.m. Eastern Time.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 3996808. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.THLCreditBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through May 10, 2018, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 3996808. The replay will also be available on the THL Credit’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.THLCreditBDC.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	March 31, 2018	December 31, 2017
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $458,539 and $484,816, respectively)	$433,995	$449,951
Controlled investments (cost of $163,016 and $155,547, respectively)	165,885	158,736
Non-controlled, affiliated investments (cost of $4 and $4, respectively)	4	4
Cash	3,250	3,617
Escrow receivable	8,042	—
Interest, dividends, and fees receivable	6,573	7,835
Deferred financing costs	2,746	2,890
Deferred tax assets	2,120	2,661
Prepaid expenses and other assets	1,397	1,583
Due from affiliate	346	407

Total assets	$624,358	$627,684

Liabilities:
Loans payable ($168,757 and $167,317 face amounts, respectively, reported net of deferred financing costs of $0 and $0, respectively)	$168,757	$167,317
Notes payable ($110,000 and $110,000 face amounts, respectively, reported net of deferred financing costs of $2,820 and $2,985, respectively)	107,179	107,015
Accrued expenses and other payables	1,379	2,829
Base management fees payable	2,319	2,556
Deferred tax liability	1,809	2,336
Accrued incentive fees	972	972
Accrued interest and fees	364	551
Other deferred liabilities	31	79

Total liabilities	282,810	283,655
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 32,674 and 32,674 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	33	33
Paid-in capital in excess of par	434,095	434,197
Net unrealized depreciation on investments, net of provision for taxes of $1,809 and $1,511, respectively	(23,782)	(34,660)
Net unrealized depreciation on interest rate derivative	—	—
Accumulated net realized losses	(80,355)	(67,393)
Accumulated undistributed net investment income	11,101	11,150

Total net assets attributable to THL Credit, Inc.	341,092	343,327
Net assets attributable to non-controlling interest	456	702

Total net assets	$341,548	$344,029

Total liabilities and net assets	$624,358	$627,684

Net asset value per share attributable to THL Credit, Inc.	$10.44	$10.51

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended March 31,
	2018	2017
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$12,206	$13,932
Other income	119	466
From non-controlled, affiliated investments:
Other income	255	255
From controlled investments:
Interest income	1,404	1,879
Dividend income	2,613	3,131
Other income	91	141

Total investment income	16,688	19,804
Expenses:
Interest and fees on borrowings	3,566	3,872
Base management fees	2,319	2,555
Incentive fees	—	1,314
Administrator expenses	591	827
Other general and administrative expenses	422	506
Amortization of deferred financing costs	308	400
Professional fees	337	275
Directors’ fees	194	181

Total expenses	7,737	9,930
Income tax provision, excise and other taxes	124	188

Net investment income	8,827	9,686
Realized Gain (Loss) and Change in Unrealized Appreciation on Investments:
Net realized (loss) gain on investments:
Non-controlled, non-affiliated investments	(13,212)	(865)
Controlled investments	96	—
Foreign currency transactions	(1)	(74)

Net realized loss on investments	(13,117)	(939)

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	10,571	(3,307)
Controlled investments	(321)	(477)
Translation of assets and liabilities in foreign currencies	660	74

Net change in unrealized appreciation (depreciation) on investments	10,910	(3,710)
Net change in unrealized (depreciation) appreciation attributable to non-controlling interests	(247)	60

Net realized and unrealized loss from investments	(2,454)	(4,589)
(Provision) benefit for taxes on unrealized gain on investments	(32)	153

(Provision) benefit for taxes on realized and unrealized gain on investments	(32)	153
Interest rate derivative periodic interest payments, net	—	(33)
Net change in unrealized appreciation on interest rate derivative	—	36

Net (decrease) increase in net assets resulting from operations	$6,341	$5,253

Net investment income per common share:
Basic and diluted	$0.27	$0.29
Net increase in net assets resulting from operations per common share:
Basic and diluted	$0.19	$0.16
Dividends declared and paid	$0.27	$0.27
Weighted average shares of common stock outstanding:
Basic and diluted	32,674	32,925

About THL Credit, Inc.

THL Credit, Inc. (NASDAQ: TCRD) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through directly originated first lien secured loans, including unitranche investments. In certain instances, the Company also makes second lien, subordinated, or mezzanine debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in lower middle market companies with annual EBITDA generally between $5 million and $25 million that require capital for growth and acquisitions. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.THLCreditBDC.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Lauren Vieira

617-790-6070

Media Contact:

Stanton Public Relations and Marketing, LLC

Doug Allen

646-502-3530

dallen@stantonprm.com